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                                 EXHIBIT 11.1
                   CABLETRON SYSTEMS, INC. AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 For periods ended November 30, 1997 and 1996

             (in thousands of dollars, except per share amounts)


                                                                (unaudited)

                                                Three Months Ended      Nine Months Ended
                                                    November 30,         November 30,

                                                   1997       1996        1997       1996
                                                   ----       ----        ----       ----
Net Income Per Common Share - (non-dilutive)
Net income ..................................   $ 19,898   $ 67,742   $136,309   $161,789
                                                ========   ========   ========   ========
Weighted average common shares outstanding ..    157,986    155,299    157,527    154,968
                                                ========   ========   ========   ========
Reported net income per common share ........   $   0.13   $   0.44   $   0.87   $   1.04
                                                ========   ========   ========   ========


Net Income Per Common Share - (full dilution)

Net income ..................................   $ 19,898   $ 67,742   $136,309   $161,789
                                                ========   ========   ========   ========
Weighted average common shares outstanding ..    157,986    155,299    157,527    154,968
Add net additional common shares upon
exercise of common stock options ............      1,889      3,414      2,379      4,921
                                                --------   --------   --------   --------
Adjusted average common shares outstanding ..    159,875    158,713    159,906    159,889
                                                ========   ========   ========   ========
Net income per common share - (full
 dilution) ..................................   $   0.12   $   0.43   $   0.85   $   1.01
                                                ========   ========   ========   ========
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